                                                                     Exhibit 5.1

                                  [LETTERHEAD]

                               December 21, 2000


About.com, Inc.
1440 Broadway, 19th Floor
New York, NY 10018

                  Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

                  We have acted as counsel to About.com, Inc., a Delaware corporation (the "Company"), in connection with the registration by the Company of 863,210 shares of the Company's common stock (the "Shares") pursuant to a Registration Statement on Form S-3, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended(the "Act").

                  This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Shares have been duly authorized and are legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                  Very truly yours,


                                  /s/ BROBECK, PHLEGER & HARRISON LLP
                                  -----------------------------------
                                  BROBECK, PHLEGER & HARRISON LLP